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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): June 1, 2001


                             TOTAL FILM GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                              0-30027                13-3851302
(State or Other Jurisdiction          (Commission            (IRS Employer
of Incorporation)                     File Number)           Identification No.)

9107 WILSHIRE BOULEVARD, SUITE 475, BEVERLY HILLS, CA 90210
(Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code: (310) 275-8404
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On June 1, 2001, Gerald Green resigned as a director and as chairman of Total Film Group, Inc. (the "Company") and its subsidiaries. Also, Eli Boyer resigned as a director and officer, and Manuel Pacheco resigned as a director, of the Company and its subsidiaries. The Board of Directors was reduced to one person, with Jeffery Hoffman remaining as the sole director, until such time as additional members are appointed.

     In connection with the resignation of Mr. Green, he and the Company entered into a Release Agreement dated June 1, 2001, which also included Mr. Green's wife. The agreement includes the following settlement provisions: (i) In complete satisfaction of all debts owed by the Company to Mr. Green, and termination of his employment agreement, the Company paid him $50,000 on June 1, 2001; (ii) the Company assigned to Mr. Green the rights to six films for which the Company had spent approximately $261,670 in development costs; (iii) Nu-D-Zine, Inc., a corporation controlled by Kathryn Braithwaite, the wife of Bruce Cowen, who controls Capital Research Ltd., a consultant to our company, purchased 1,470,000 shares of the Company, representing all of the outstanding shares beneficially owned by Mr. and Mrs. Green, for $308,000; (iv) the expiration date of Mr. Green's stock option dated July 27, 1998, was extended from July 27, 2001, until July 27, 2003; (v) the Company agreed to continue to provide medical benefits for Mr. Green until May 31, 2002; (vi) the Company issued a promissory note to Mrs. Green in the amount of $120,000 for a prior loan to the Company in such amount; and (vii) the Company agreed to indemnify Mr. and Mrs. Green against any claims by a third party arising by virtue of their capacities as officers, directors, employees, or agents of the Company. The Company on the one hand, and Mr. and Mrs. Green on the other hand, mutually released each other from any claims arising out of the Green's activities prior to the date of the agreement.

     Management believes that Michael Lauer, by virtue of his controlling beneficial stock ownership in the Company, remains in control of the Company. At June 1, 2001, Mr. Lauer beneficially owned approximately 54% of the outstanding voting shares of the Company. However, Mr. Hoffman, by virtue of being the sole director, now possesses the power to direct the management and policies of the Company.

ITEM 7. EXHIBITS

(c)  The following exhibits are filed with this report:

     Exhibit No.    Description                                                 Location
       6.52         Release Agreement dated June 1, 2001, with Mr.
                    and Mrs. Green                                              Attached
       6.53         Promissory Note dated June 1, 2001, to Patricia Green       Attached


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Total Film Group, Inc.

Date: June 13, 2001                     By /s/ Jeffrey Hoffman
                                           Jeffrey Hoffman, President


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